UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

                                                                        CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

On May 5, 2005 the registrant, CSX Corporation ("CSX"), entered into a $400,000,000 364-day revolving credit facility with a syndicate of financial institutions and JPMorgan Chase Bank, N.A., as administrative agent. The facility replaced an existing $400,000,000 364-day facility, which would have expired on May 11, 2005. CSX also amended its existing $1,200,000,000 5-year revolving credit facility on May 5, 2005.

CSX has not previously made any borrowings under these facilities and has no present plans to make any such borrowings. The facilities are designed for general corporate purposes, including support of CSX's issuance of commercial paper.

The foregoing description of the facilities and the amendment is not complete and is qualified in its entirety by reference to the actual agreements, which are attached to this report as Exhibits 99.1 and 99.2, and are incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits:

Exhibit No.	Description
99.1	$400,000,000 364-Day Revolving Credit Agreement dated May 5, 2005
99.2	Amendment to $1,200,000,000 5-Year Revolving Credit Agreement dated May 12, 2004 (with 5-Year Revolving Credit Agreement dated May 12, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

Date: May [ ], 2005	By:	/s/ Carolyn T. Sizemore
Carolyn T. Sizemore Vice President and Controller (Principal Accounting Officer)